UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Acacia Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Clock Tower Place, Suite 100 Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of June 1, 2016, the Board of Directors (the “Board”) of Acacia Communications, Inc. (the “Company”) elected Vincent Roche to the Board as a Class III director. Mr. Roche’s term as a Class III director will expire at the Company’s 2019 Annual Meeting of Stockholders.

In accordance with the Company’s director compensation program, Mr. Roche will receive an annual cash retainer of $30,000 for service on the Board, which is payable quarterly in arrears. In addition, in connection with his initial election to the Board and pursuant to the director compensation program, Mr. Roche will be granted, at the next Board meeting following his election, restricted stock units having an aggregate fair market value of $200,000 on the date of grant. All restricted stock units granted to non-employee directors, including the grant to Mr. Roche, vest in equal annual installments on the first, second and third anniversary of the grant date, or immediately upon the occurrence of a change in control of the Company.

Mr. Roche has also been elected to the Compensation Committees of the Board, for which he will receive an additional annual cash retainer of $6,000 payable quarterly in arrears. There was no arrangement or understanding between Mr. Roche and any other persons pursuant to which Mr. Roche was elected as a director.

In addition, on June 1, 2016, Mr. Roche entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Mr. Roche to the fullest extent permitted by law for claims arising in his capacity as a director, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Roche, the Company is required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and its directors and officers, which is incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company with the Securities and Exchange Commission on December 21, 2015.

Mr. Roche is the president and chief executive officer and a member of the board of directors of Analog Devices, Inc. (“ADI”). The Company, through its contract manufacturers, periodically purchases supplies from ADI pursuant to purchase orders negotiated on an arm’s length basis between ADI and the Company’s contract manufacturers and at prevailing prices. During the year ended December 31, 2015 and in the three month period ended March 31, 2016, the Company’s purchases from ADI totaled $2,154,154 and $857,148, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company on December 21, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: June 6, 2016	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company on December 21, 2015)